UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):  March 30, 2007

OPEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

514 Via De La Valle, Suite 200, Solana Beach, CA 92075
(Address of principal executive offices, including zip code)

(858) 794-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Sale of Secured Convertible Debenture and Warrant to Purchase Common Stock

On March 30, 2007, Open Energy Corporation (the “Company” or “we”) entered into an agreement with Cornell Capital Partners, L.P. (“Cornell”) for the private placement of (i) a Convertible Secured Debenture in the original principal amount of $3,000,000 (the “Debenture”) and (b) a Warrant to purchase up to 6,000,000 shares of our common stock, par value $0.001 per share (the “Warrant”), which were issued and sold for an aggregate purchase price of $3,000,000 (the “Financing Transaction”).  We received gross proceeds of $3,000,000, before expenses, from the Financing Transaction, which we expect to use for general corporate and working capital purposes.

We agreed to pay to Yorkville Advisors, LLC, the general partner of Cornell (“Yorkville”), a fee of 10% of the gross proceeds of the Financing Transaction at the closing.  We also agreed to pay to Yorkville a structuring and due diligence fee of $20,000.

Securities Purchase Agreement.  In connection with the issuance and sale of the Debenture and Warrant as further described below, we entered into a Securities Purchase Agreement with Cornell which contains the following covenants, among others:

•                  Restrictions on Issuances of Capital Stock.  We agreed not to take any of the following actions without the consent of Cornell, so long as the Debenture is outstanding:  (i) issue or sell shares of our common stock or preferred stock without consideration or for a consideration per share less than the bid price of our common stock determined immediately prior to its issuance; (ii) issue any preferred stock, warrant, option, right, contract, call or other security or instrument granting the holder thereof the right to acquire common stock without consideration or for a consideration per share less than our common stock’s bid price determined immediately prior to its issuance; (iii) enter into any security instrument granting the holder a security interest in any and all of our assets; or (iv) file any registration statement on Form S-8.

•                  Right of First Negotiation.  For a period of 18 months from the date of the Financing Transaction, if we intend to raise additional capital by the issuance or sale of our capital stock (including any class of common stock or preferred stock, options, warrants or any other securities convertible into or exercisable into shares of common stock), we must offer such issuance or sale to Cornell prior to offering such issuance or sale to any third party.

Secured Convertible Debenture.  The Debenture issued to Cornell includes the following material terms:

•                  Interest and Maturity.  The Debenture accrues interest at a rate of 10% per annum and matures on one year from the issuance date.  No payments of interest or principal are due under the Debenture until maturity.

•                  Conversion.  Subject to limitations contained in the Debenture for the maximum amount that may be converted, the Debenture is convertible at any time at Cornell’s option into shares of our common stock at a conversion rate which is calculated by dividing (i) the amount of the outstanding and unpaid principal and interest of the Debenture to be converted into shares of common stock by (ii) the conversion price of $0.50.  The conversion price is subject to adjustment in the event we issue shares of common stock for a consideration per share less than the conversion price in effect immediately prior to such issuance or sale, except for issuances in connection with an approved stock plan, the conversion, exchange or exercise of an outstanding security, an acquisition, or conversion of the Debenture.

•                  Acceleration.  All amounts due under the Debenture may in Cornell’s discretion become immediately due and payable upon the occurrence of an Event of Default (as defined in the Debenture).

Security Agreement.  The Debenture is secured pursuant to the terms of a Security Agreement by and among us, Cornell and three of our wholly owned subsidiaries.  Under the Security Agreement, we and our subsidiaries granted to Cornell a security interest in all of our assets and the assets of our subsidiaries.  In addition, we and our subsidiaries may not take any of the following actions, among others, without the prior written consent of Cornell:  (i) incur any indebtedness, other than “permitted indebtedness”; (ii) grant any liens or encumbrances, other than “permitted liens”; or (iii) declare or pay any dividend of any kind, in cash or in property, on any class of our capital stock, or repurchase for value any shares of our capital stock.

Warrant to Purchase Common Stock.  The Warrant issued to Cornell has an initial exercise price of $0.50 per share, subject to adjustment, and a term of five years from the issuance date.  The Warrant includes a “net exercise” provision which permits the Warrant to be exchanged for shares of common stock (without paying cash), with the number of shares of common stock issuable upon the net exercise determined by multiplying (i) the number of shares for which the Warrant is being exercised by (ii) the difference between the closing bid price of our common stock on the date of exercise and the Warrant exercise price, and dividing such product by (iii) the closing bid price of our common stock on the date of exercise.  The net exercise provision is available only if the shares issuable upon exercise of the Warrant are not subject to an effective registration statement covering their resale, or if an Event of Default has occurred under the securities purchase agreement or the Debenture and is not cured within the permitted time period.

If we issue or sell any shares of common stock, other than “excluded securities,” for a consideration per share less than $0.50, then, immediately after such issuance or sale, the Warrant exercise price then in effect will be reduced to an amount equal to such consideration per share. Upon each such adjustment of the Warrant exercise price, the number of shares issuable upon the exercise of the Warrant will be adjusted to the number of shares determined by multiplying (i) the Warrant exercise price in effect immediately prior to such adjustment by (ii) the number of shares issuable upon exercise of the Warrant immediately prior to such adjustment, and dividing such product by (iii) the Warrant exercise price resulting from such adjustment.

Registration Rights Agreement.  In connection with the Securities Purchase Agreement, we also entered into a Registration Rights Agreement with Cornell.  The Registration Rights Agreement provides that if an Event of Default has occurred under the Debenture, Cornell may request that we prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares issuable upon conversion of the Debenture or exercise of the Warrant and any additional shares issuable in connection with the anti-dilution provisions of the Debenture or Warrant.  If we fail to comply with certain obligations under the Registration Rights Agreement, we may be required to pay certain liquidated damages to holders of the Debentures.

Exhibits.  Copies of the Securities Purchase Agreement, Debenture, Security Agreement, Warrant and Registration Rights Agreement are filed as exhibits to this report and are incorporated herein by reference.  The summary of the Financing Transaction set forth above does not purport to be complete and is qualified in its entirety by reference to these exhibits.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Pursuant to the Financing Transaction, the terms of which are described under Item 1.01, on March 30, 2007, we issued and sold to Cornell the Debenture in the original principal amount of $3,000,000.  The proceeds from the Financing Transaction are expected to be used for general corporate and working capital purposes.

Item 3.02  Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Pursuant to the Financing Transaction, the terms of which are described under Item 1.01, on March 30, 2007, we issued and sold to Cornell the Debenture in the original principal amount of $3,000,000 and the Warrant to purchase up to 6,000,000 shares of our common stock.  We offered and sold the Debenture and Warrant without registration under the Securities Act of 1933 (the “Securities Act”) to an accredited investor in reliance upon the exemption provided by Rule 506 of Regulation D promulgated under the Securities Act.

None of the aforementioned Debenture, Warrant or shares of common stock which may be issued upon the conversion of the Debenture or upon exercise of the Warrant may be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act.  An appropriate legend will be placed on the shares of common stock issued upon any conversion of the Debenture or upon any exercise of the Warrant, unless registered under the Securities Act prior to issuance.

Item 3.03  Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Pursuant to the Financing Transaction, the terms of which are described under Item 1.01, on March 30, 2007, we and three of our wholly owned subsidiaries may not declare or pay any dividend of any kind, in cash or in property, on any class of our capital stock, or repurchase for value any shares of our capital stock, without the prior written consent of Cornell.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.             Description

4.1                                                                                 Securities Purchase Agreement dated March 30, 2007 by and between Open Energy Corporation and Cornell Capital Partners, L.P.

4.2                                                                                 Secured Convertible Debenture dated March 29, 2007 issued by Open Energy Corporation to Cornell Capital Partners, L.P.

4.3                                                                                 Security Agreement dated March 29, 2007 by and among Open Energy Corporation, Connect Renewable Energy, Inc., Solar Roofing Systems, Inc., WaterEye Corporation and Cornell Capital Partners, L.P.

4.4                                                                                 Warrant to Purchase Common Stock dated March 29, 2007 issued by Open Energy Corporation to Cornell Capital Partners, L.P.

4.5                                                                                 Registration Rights Agreement dated March 29, 2007 by and between Open Energy Corporation and Cornell Capital Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN ENERGY CORPORATION
Date: April 5, 2007

/s/ Jeff Stein
	Name:	Jeff Stein
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Securities Purchase Agreement dated March 30, 2007 by and between Open Energy Corporation and Cornell Capital Partners, L.P.

4.2	Secured Convertible Debenture dated March 29, 2007 issued by Open Energy Corporation to Cornell Capital Partners, L.P.

4.3	Security Agreement dated March 29, 2007 by and among Open Energy Corporation, Connect Renewable Energy, Inc., Solar Roofing Systems, Inc., WaterEye Corporation and Cornell Capital Partners, L.P.

4.4	Warrant to Purchase Common Stock dated March 29, 2007 issued by Open Energy Corporation to Cornell Capital Partners, L.P.

4.5	Registration Rights Agreement dated March 29, 2007 by and between Open Energy Corporation and Cornell Capital Partners, L.P.